EXHIBIT 21
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SUBSIDIARIES OF BARNEYS NEW YORK, INC.

April 25, 2001

                                                                         State
                                                                   (or jurisdiction)     Approximate Percentage of
Name                                                             in which Incorporated   Voting Securities Owned by
                                                                    (or Organized)            Immediate Parent
--------------------------------------------------------------------------------------------------------------------
Barney's, Inc.                                                         New York                     100%
Barneys America, Inc. (1)                                              Delaware                     100%
Barneys America (Chicago) Lease Corp. (2)                              Delaware                     100%
BNY Licensing Corp. (1)                                                Delaware                     100%
Barneys Asia Co. LLC (3)                                               Delaware                      70%
PFP Fashions Inc. (1)                                                  New York                     100%
Barneys (CA) Lease Corp. (1)                                           Delaware                     100%
Barneys (NY) Lease Corp. (1)                                           Delaware                     100%
Basco All-American Sportswear Corp. (1)                                New York                     100%
--------------------

(1)      Subsidiary of Barney's, Inc.

(2)      Subsidiary of Barneys America

(3)      Subsidiary of BNY Licensing Corp.